UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2014, KaloBios Pharmaceuticals, Inc. (the “Company”) and Sanofi Pasteur S.A. (“Sanofi Pasteur”) agreed to terminate the Development, Commercialization, Collaboration and License Agreement, dated as of January 8, 2010 and amended on January 1, 2012 and July 1, 2012, between the parties (the “Development Agreement”). Pursuant to the Development Agreement, the Company had granted to Sanofi Pasteur an exclusive worldwide license to develop and commercialize KB001 (the precursor molecule to KB001-A) and KB001-A, subject to the Company’s right to develop KB001-A in the field of Pseudomonas aeruginosa (Pa) infections in patients with cystic fibrosis or bronchiectasis.

The termination of the Development Agreement was effected pursuant to a Termination Agreement entered into between the parties on July 28, 2014 (the “Termination Agreement”), with the termination of the Development Agreement effective as of July 24, 2014.

Under the terms of the Termination Agreement, the Company regains full rights to, and assumes all responsibility for the further development, manufacture and commercialization of KB001-A, an investigational new biologic for the treatment and prevention of Pa infections. The Company agreed to pay Sanofi Pasteur tiered royalties at low single-digit rates on future net sales of KB001-A, subject to a $40 million cap on the aggregate royalties to be paid. The tiered royalty rates in the agreement increase when cumulative net sales exceed $500 million. In addition to these royalty payments, the Company agreed to pay up to ten percent (10%) of certain sublicense payments or other milestone payments the Company may receive, subject to a separate $40 million cap on such payments.

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 1.01 above is hereby incorporated by reference in this Item 1.02.

The foregoing is only a brief description of the material terms of the Development Agreement and the Termination Agreement, does not purport to be complete, and is qualified in its entirety by reference to (i) the Development Agreement that was filed as Exhibit 10.12 to Amendment No. 3 to the Company’s Form 10-12G (File No. 000-54735) filed with the Securities and Exchange Commission on September 12, 2012 and (ii) the Termination Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.

On July 28, 2014, the Company issued a press release announcing the Termination Agreement. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by KaloBios Pharmaceuticals, Inc. on July 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ David W. Pritchard
David W. Pritchard
Chief Executive Officer

Dated: July 28, 2014